UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party Other Than the Registrant ☐
Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pfizer Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Margaret M. Madden 66 Hudson Boulevard East New York, NY 10001 YOUR VOTE IS IMPORTANT - PLEASE VOTE YOUR SHARES TODAY Dear Fellow Pfizer Shareholder: On April 27, 2023, Pfizer will hold its Annual Meeting of Shareholders. We value your input as a holder of Pfizer common stock and encourage you to review our proxy materials and cast your vote today. You can view our proxy materials at https://investors.pfizer.com/proxy. For the reasons set forth in the 2023 Proxy Statement, the Board of Directors recommends that you vote: • “FOR” each director nominee; • “FOR” the ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2023; • “FOR” the 2023 advisory approval of executive compensation; • In favor of “1 YEAR” for the frequency of future advisory votes on executive compensation; and • “AGAINST” the five shareholder proposals. For your convenience, a duplicate proxy/voting instruction card and return envelope are enclosed, along with telephone and Internet voting instructions. In the event that multiple proxies/voting instruction cards are received from you, the one with the latest date will be counted. The 2023 Annual Meeting will be held in a virtual meeting format only. Please view our proxy statement for additional details on how you can participate. Your vote is important and valued. I encourage you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials and duplicate proxy/voting instruction card. Please act today to be sure your shares are voted. Sincerely, Margaret M. Madden Senior Vice President & Corporate Secretary Chief Governance Counsel Pfizer Inc. – Legal Division